EXHIBIT 23.2

                          INDEPENDENT AUDITOR'S CONSENT

To the Board of Directors and Stockholders
Diversified Senior Services, Inc.


     We consent to the use of our report dated February 19, 1999 on the consolidated financial statements of Diversified Senior Services, Inc. and Subsidiaries as of December 31, 1998 and 1997 incorporated by reference in the Prospectus, which is part of the Registration Statement on form S-3, and to the reference to us under the heading "Experts" in the Prospectus.



THE DANIEL PROFESSIONAL GROUP, INC.


Winston-Salem, North Carolina
July 29, 1999